EXHIBIT 5

HUNTON & WILLIAMS
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219

November 5, 2002

Board of Directors
Olin Corporation
501 Merrit 7
Norwalk, Connecticut 06856-4500

Olin Corporation
Registration Statement on Form S-3
Relating to $400,000,000 Aggregate Public Offering Price of Securities

Ladies and Gentlemen:

We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance by the Company of $400,000,000 aggregate offering price of (1) senior debt securities (the “Senior Debt Securities”), (2) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (3) shares of common stock, $1.00 par value per share (the “Common Stock”), together with the rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series A Participating Cumulative Preferred Stock, $1.00 par value per share, of the Company (the “Rights” and, collectively with the Common Stock, the “Shares”), (4) shares of preferred stock (the “Preferred Stock”) and (5) warrants to purchase Debt Securities, Shares or Preferred Stock (the “Warrants” and, collectively with the Debt Securities, the Shares and the Preferred Stock, the “Securities”), as described in the Registration Statement.

The Senior Debt Securities will be issued pursuant to a senior debt securities indenture, as supplemented, between the Company and the trustee named therein (the “Senior Indenture”), and the Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture, as supplemented, between the Company and the trustee named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each in the form filed as an exhibit to the Registration Statement.

The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection therewith, we have examined and relied upon originals or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date, (ii) actions of the Board of Directors of the Company authorizing the filing of the Registration Statement and related matters, (iii) the Registration Statement and exhibits thereto and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity and binding effect thereof upon the Company).

As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company, certificates of governmental authorities and other documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. When (a) the Registration Statement has become effective under the Act, (b) the Indentures have been duly authorized, executed and delivered, (c) the terms of the Senior or Subordinated Debt Securities, as the case may be, to be issued and of their issuance and sale have been duly established by all necessary corporate action and (d) the Senior or Subordinated Debt Securities, as the case may be, have been duly authorized, executed and authenticated in accordance with the applicable Indenture and issued and sold for cash or issued upon conversion or exercise of Securities providing for conversion or exercise and receipt of the conversion or exercise consideration, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus such Senior or Subordinated Debt Securities, as the case may be, will be validly authorized and issued and will constitute binding obligations of the Company.

3. When (a) the Registration Statement has become effective under the Act, (b) the terms of the issuance and sale of the Shares have been duly established by all necessary corporate action and (c) the Shares have been issued and sold for cash or issued upon conversion or exercise of Securities providing for conversion or exercise and receipt of the conversion or exercise consideration, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus the Shares will be validly issued, fully paid and nonassessable, assuming that, at the respective times of issuance thereof, the Company has a sufficient number of authorized Shares available therefor.

4. When (a) the Registration Statement has become effective under the Act, (b) the terms of the Preferred Stock and of its issuance and sale have been duly established by all necessary corporate action, (c) appropriate articles of amendment with respect to the Preferred Stock to be issued and sold have been duly filed with the State Corporation Commission of the Commonwealth of Virginia and (d) the Preferred Stock has been issued and sold for cash or issued upon conversion or exercise of Securities providing for conversion or exercise and receipt of the conversion or exercise consideration, in any such case, as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus the Preferred Stock will be validly issued, fully paid and nonassessable, assuming that at the respective times of issuance thereof, the Company has a sufficient number of authorized shares of Preferred Stock available therefor.

5. When (a) the Registration Statement has become effective under the Act, (b) the terms of the warrant agreement under which the Warrants are to be issued have been duly established by all necessary corporate action and the warrant agreement has been duly authorized, executed and delivered, (c) the terms of such Warrants and of their issuance and sale have been duly established by all necessary corporate action and (d) such Warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, such Warrants will be validly authorized and issued and will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/S/ HUNTON & WILLIAMS